EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Piedmont Lithium Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Securities to be Offered by the Registrant
	Equity	Common Stock, $0.0001 par value (4)	Rule 457(o)
	Equity	Preferred Stock, $0.0001 par value	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Depositary Shares	Rule 457(o)
	Other	Purchase Contracts	Rule 457(o)
	Other	Units (5)	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)			$500,000,000	0.00014760	$73,800.00
Securities to be Offered by Selling Securityholders
	Equity	Common Stock, $0.0001 par value (4)	Rule 457(c)	62,638	$25.15 (6)	$1,575,345.70	0.00014760	$232.52
	Equity	Common Stock, $0.0001 par value (4)	Rule 457(c)	52,701	$14.00 (7)	$737,814.00	0.00014760	$108.90
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$502,313,159.70		$74,141.42
	Total Fees Previously Paid							$74,141.42 (8)
	Total Fee Offsets							N/A
	Net Fee Due							–

(1)
The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”).  The aggregate maximum offering price of all securities to be issued by Piedmont Lithium Inc. (the “Registrant”) pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $500,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.  The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock or warrants that provide for conversion or exchange into other securities.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other obligations.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001476 and the proposed maximum aggregate offering price.

(4)	A portion of the Registrant’s common stock, par value $0.0001 per share, may be represented by CHESS Depositary Interests, each representing 1/100th of a share of common stock.
(5)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock on December 13, 2023, as reported on the Nasdaq Capital Market, in connection with the initial registration of these securities on December 18, 2023 pursuant to this Registration Statement.

(7)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock on February 23, 2024, as reported on the Nasdaq Capital Market, in connection with the initial registration of these securities on February 23, 2024 pursuant to this Registration Statement.

(8)	Previously paid in connection with the registrations described in footnotes (6) and (7) and filing of Post-Effective Amendment No. 1 to this Registration Statement on February 27, 2024.